Calculation of Filing Fee Tables
S-3
Amprius Technologies, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.000087
Fees to be Paid	5	Other	Warrants	457(r)				0.000087
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.000087
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.000087
Fees to be Paid	8	Other	Units	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The securities registered hereunder include such indeterminate number or amount of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock, debt securities or depositary shares, (f) subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units, (g) purchase contracts, and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number or amount of the securities of each identified class as shall be issuable upon conversion, exchange or exercise of any other securities registered hereunder that provide for such issuance. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registrant's previously paid and unused filing fees in the amount of $44,280.00, based on the unsold securities under the registrant's registration statement on Form S-3 (File No. 333-274834) initially filed with the SEC on October 3, 2023 (the "Prior Registration Statement"), are being applied to this registration statement. As a result, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

[2]	See Note (1).

[3]	See Note (1).

[4]	See Note (1).

[5]	See Note (1).

[6]	See Note (1).

[7]	See Note (1).

[8]	See Note (1).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Amprius Technologies, Inc.	S-3	333-274834	10/03/2023		$ 0.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 300,000,000.00
Fee Offset Sources		Amprius Technologies, Inc.	S-3	333-274834		10/03/2023						$ 44,280.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the registrant's previously paid and unused filing fees in the amount of $44,280, based on the unsold securities under the Prior Registration Statement are being applied to this registration statement. As a result, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Offset Note
[2]	See Rule 457(p) Statement of Withdrawal, Termination, or Completion.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date